Exhibit 99.1

Media Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584
Investor Contact:	Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca-Cola Bottling Co. Consolidated Signs Letter of Intent to

Expand Distribution Territory to Cleveland, Ohio

CHARLOTTE, February 7, 2017 — Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) (the “Company”) today announced that it has signed a non-binding letter of intent with The Coca-Cola Company (the “February 2017 Letter of Intent”) to expand the Company’s distribution territory in northern Ohio. The transaction proposed in the February 2017 Letter of Intent would provide exclusive distribution rights for the Company in territories located in and around Cleveland, Ohio currently served by another Coca-Cola bottler. Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, is to acquire the distribution business in these territories from that bottler immediately prior to selling it to the Company.

Since May 2014, the Company has expanded its distribution territory in parts of Delaware, Kentucky, Illinois, Indiana, Maryland, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia and purchased manufacturing facilities in Maryland, Ohio and Virginia.

Under the February 2017 Letter of Intent, the Company and The Coca-Cola Company also have agreed that distribution territory in northern West Virginia associated with CCR’s Wheeling and Fairmont, West Virginia sales centers will no longer be part of the distribution territory expansion transaction contemplated by the previously announced non-binding letter of intent between the Company and The Coca-Cola Company dated February 8, 2016 (the “February 2016 Letter of Intent”) and will be transferred by The Coca-Cola Company to another Coca-Cola bottler. The Company is continuing to work towards definitive agreements with The Coca-Cola Company for the remaining transactions described in the February 2016 Letter of Intent, including (i) the expansion of distribution territories in parts of northern Ohio and (ii) the purchase of a manufacturing facility in Twinsburg, Ohio.

The Company is also continuing to work towards completion of the transactions contemplated by other previously announced definitive agreements and non-binding letters of intent with The Coca-Cola Company and CCR, including:

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closing the remaining transactions contemplated by definitive agreements executed with CCR in September 2016 to acquire distribution territory in parts of Indiana, Illinois and Ohio and to acquire two manufacturing facilities in Indiana; and

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reaching a definitive agreement with CCR for the transactions described in the letter of intent dated June 14, 2016 for the exchange of distribution territory in the southern parts of Alabama, Georgia and Mississippi and a manufacturing facility in Mobile, Alabama for distribution territory in parts of Arkansas, southwestern Tennessee and northwestern Mississippi and manufacturing facilities in Memphis, Tennessee and West Memphis, Arkansas.

The Company is also continuing to work towards a definitive agreement with Coca-Cola Bottling Company United, Inc. (“United”) for the exchange of distribution territory in south-central Tennessee, northwest Alabama, and northwest Florida for distribution territory in and around Spartanburg and Bluffton, South Carolina, as proposed in the previously announced letter of intent dated June 14, 2016 between the Company and United.

The transaction proposed in the February 2017 Letter of Intent is subject to the parties reaching a definitive agreement, with a transaction closing expected to occur by the end of 2017. There is no assurance, however, that a definitive agreement will be reached or that the closing of the transaction contemplated by the February 2017 Letter of Intent will occur. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission with additional information regarding the proposed territory expansion transaction and certain other matters addressed in the February 2017 Letter of Intent that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com. For more information about the transaction, including the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K that will be filed and all exhibits thereto.

About Coca-Cola Bottling Co. Consolidated:

Coke Consolidated is the largest independent Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For over 110 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca-Cola Company and other partner companies in more than 300 brands and flavors across 16 states to over 43 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the Company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements include, among others, statements regarding the time frame for completing the proposed territory expansions and manufacturing facility acquisitions. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure or capital investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in our Annual Report on Form 10-K for the year ended January 3, 2016 under Part I, Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca-Cola—